EXHIBIT 99.1

Richard J. King May 9, 2002

Senior Vice President, Corporate Communications

AMC Entertainment Inc.

(816) 221-4000

AMC Entertainment Inc. Fiscal Fourth Quarter, Year End

Earnings Conference Call and Webcast At 9:00 A.M. CDT On

May 16

KANSAS CITY, Mo.-AMC Entertainment Inc. (AMEX: AEN) chairman and chief executive officer Peter Brown will host a conference call and slide presentation to discuss fiscal 2002 fourth quarter and year-end results and certain forward-looking information at 9:00 a.m. CDT on Thursday, May 16, 2002.

Internet access to the call and to supporting slides will be available through AMC's website www.amctheatres.com. The call can also be accessed by phone at (877) 307-8182. Media and individuals will be in a listen-only mode, and participants are requested to log in a few minutes early.

A replay of the conference call will be available on the website through Thursday, May 30, 2002.

AMC is scheduled to release earnings earlier in the day on May 16, 2002.

AMC Entertainment Inc. is a leader in the theatrical exhibition industry. Through its circuit of AMC Theatres, the Company operates 251 theatres with 3,558 screens in the United States, Canada, France, Hong Kong, Japan, Portugal, Spain, Sweden and the United Kingdom. Its Common Stock trades on the American Stock Exchange under the symbol AEN. The Company, headquartered in Kansas City, Mo., has a website at www.amctheatres.com.